Universal Technical Institute Reports Fiscal Year 2017 First Quarter Results
Achieved $1.4 Million Operating Income, Reflecting $9.2 Million Cost Savings from Implementation of Financial Improvement Plan

SCOTTSDALE, ARIZ. - February 1, 2017 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of automotive technician training, reported financial results for the fiscal 2017 first quarter ended December 31, 2016.

Kim McWaters, UTI’s Chairman and Chief Executive Officer, stated: “During the fiscal first quarter, we made significant progress implementing our financial improvement plan and achieving $1.4 million in operating income. We streamlined our cost structure and are currently on track to save over $30 million annually. Additionally, our Long Beach campus continued to meet our performance expectations demonstrating the success of our smaller campus strategy.

"We are squarely focused on the front end of our business, with the goal of balancing the quantity of inquiries with the quality of candidates. As we worked to optimize marketing in the first quarter, we experienced some short-term challenges that impacted first quarter inquiries and enrollments. The marketing adjustments we made in December are now positively impacting inquiry volume, supporting our goal to grow new student starts in the second half of the year.”

Financial Results for the Fiscal First Quarter: 2017 Compared to 2016

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Revenues were $84.2 million, compared to $89.8 million for the prior year period. Revenues exclude tuition related to students participating in the company's proprietary loan program, which were $5.0 million and $5.7 million for the first fiscal quarter of 2017 and 2016, respectively. This tuition will be recognized as revenues when payments are received.

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Operating expenses were $82.8 million, compared to $92.0 million for the prior year period. The $9.2 million decrease is largely due to lower compensation and improved operating efficiencies pursuant to the implementation of the Financial Improvement Plan; the savings were partially offset by $1.3 million in severance charges related to a November 2016 reduction in workforce.

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Operating income was $1.4 million, compared to an operating loss of $2.2 million for the prior year period. The improvement reflects the aforementioned significant cost reduction and $0.8 million in operating income from the Long Beach campus, which opened in August 2015.

•	UTI recorded a preferred stock cash dividend of $1.3 million for the three-months ended December 31, 2016 in accordance with the company’s Series A Preferred Stock purchase agreement.

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Income tax expense was $2.6 million reflecting a full valuation allowance on its deferred tax assets, compared to an income tax benefit of $0.9 million for the prior year period. The company recognized a significant tax expense in the fiscal first quarter of 2017 due to the tax treatment of certain expenses anticipated to be deductible in future years.

•	Net loss was $1.7 million, or $0.12 per diluted share, compared to $1.7 million, or $0.07 per diluted share, for the prior year period.

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Earnings before interest, taxes, depreciation and amortization (EBITDA) for the three months ended December 31, 2016 was $6.3 million, compared to $2.9 million for the prior year period. (See “Use of Non-GAAP Financial Information” below.)

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Cash, cash equivalents and investments totaled $103.8 million at December 31, 2016, compared to $120.7 million at September 30, 2016. The decrease reflects $11.5 million held in restricted cash related to the collateralization of bonds as well as changes in working capital.

Student Metrics

	Three Months Ended December 31,
	2016	2015
	(Rounded to hundreds)
Total starts	1,400	1,800
Average undergraduate full-time student enrollment	12,000	13,300
End of period undergraduate full-time student enrollment	10,800	12,300

Fiscal 2017 Outlook

•
UTI now expects new student starts to be down in the high-single digits. Combined with the number of students currently in school and the timing of the anticipated start growth, the average student population is now projected to be down in the low-double digits as a percentage compared with the prior year period.

•	While annual tuition increases will slightly offset the decline in average students, the company expects revenue to be down in the mid-single digits in fiscal 2017.

•	UTI now expects its Financial Improvement Plan implemented in September 2016 to deliver greater than $30 million in annualized cost savings in fiscal 2017.

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Netting the increased cost savings with lower-than-anticipated starts in the fiscal first quarter and early in the second quarter, UTI still expects to generate operating income and significantly improved EBITDA for fiscal 2017.

•	Capital expenditures are expected to be approximately $12.5 million to $13.5 million for the year ending September 30, 2017.

Conference Call
Management will hold a conference call to discuss the 2017 first quarter results on Wednesday, February 1 at 2:30 p.m. MST (4:30 p.m. EST). This call can be accessed by dialing 412-317-6790 or 844-881-0138. Investors are invited to listen to the call live at http://uti.investorroom.com/. Please access the website at least 10 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI's website for 60 days or the replay can be accessed through February 13, 2017 by dialing 412-317-0088 or 877-344-7529 and entering pass code 10100225.

Use of Non-GAAP Financial Information
This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors, these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and helps to identify underlying trends. Additionally, such measures help compare the Company's performance on a consistent basis across time periods. To obtain a complete understanding of the Company's performance these measures should be examined in connection with net income (loss), determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income as a measure of the Company's operating performance or profitability. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures are included below.

Safe Harbor Statement
All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company's actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company's filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.
Headquartered in Scottsdale, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. With more than 200,000 graduates in its 52-year history, UTI offers undergraduate degree and diploma programs at 12 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers. Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). For more information visit www.uti.edu.

Company Contact:
Bryce Peterson
Chief Financial Officer
Universal Technical Institute, Inc.
(623) 445-0993

Investor Relations Contact:
Becky Herrick/Kirsten Chapman
LHA Investor Relations
(415) 433-3777
UTI@lhai.com

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(UNAUDITED)

	Three Months Ended December 31,
	2016	2015
	(In thousands, except per share amounts)
Revenues	$84,179	$89,773
Operating expenses:
Educational services and facilities	47,154	49,652
Selling, general and administrative	35,638	42,314
Total operating expenses	82,792	91,966
Income (loss) from operations	1,387	(2,193)
Other (expense) income:
Interest expense, net	(749)	(817)
Equity in earnings of unconsolidated affiliates	128	135
Other income	120	254
Total other expense, net	(501)	(428)
Income (loss) before income taxes	886	(2,621)
Income tax expense (benefit)	2,610	(941)
Net loss	$(1,724)	$(1,680)
Preferred stock dividends	1,323	—
Loss available for distribution	$(3,047)	$(1,680)

Earnings (loss) per share:
Net loss per share - basic	$(0.12)	$(0.07)
Net loss per share - diluted	$(0.12)	$(0.07)
Weighted average number of shares outstanding:
Basic	24,625	24,234
Diluted	24,625	24,234
Cash dividends declared per common share	$—	$0.02

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended December 31,
	2016	2015
	(In thousands, except per share amounts)
Net loss	$(1,724)	$(1,680)
Other comprehensive loss (net of tax):
Equity interest in investee's unrealized gains (losses) on hedging derivatives, net of taxes	(3)	(1)
Comprehensive loss	$(1,727)	$(1,681)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	Dec. 31, 2016	Sept. 30, 2016
Assets	(In thousands)
Current assets:
Cash and cash equivalents	$102,859	$119,045
Restricted cash	15,066	5,956
Investments, current portion	968	1,691
Receivables, net	10,223	15,253
Prepaid expenses and other current assets	20,479	20,004
Total current assets	149,595	161,949
Property and equipment, net	111,533	114,033
Goodwill	9,005	9,005
Other assets	12,040	12,172
Total assets	$282,173	$297,159

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$30,072	$42,545
Deferred revenue	42,208	44,491
Accrued tool sets	2,953	2,938
Dividends payable	1,323	—
Financing obligation, current	959	913
Income tax payable	1,991	—
Other current liabilities	3,649	3,673
Total current liabilities	83,155	94,560
Deferred tax liabilities	3,141	3,141
Deferred rent liability	8,478	8,987
Financing obligation	42,881	43,141
Other liabilities	10,375	10,716
Total liabilities	148,030	160,545

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.0001 par value, 100,000,000 shares authorized, 31,490,488 shares issued and 24,625,591 shares outstanding as of December 31, 2016 and 31,489,331 shares issued and 24,624,434 shares outstanding as of September 30, 2016	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 700,000 shares of Series A Convertible Preferred Stock issued and outstanding as of December 31, 2016, liquidation preference of $100 per share, and 700,000 shares issued and outstanding as of September 30, 2016	—	—
Paid-in capital - common	183,161	182,615
Paid-in capital - preferred	68,853	68,820
Treasury stock, at cost, 6,864,897 shares as of December 31, 2016 and September 30, 2016	(97,388)	(97,388)
Retained deficit	(20,501)	(17,454)
Accumulated other comprehensive income	15	18
Total shareholders’ equity	134,143	136,614
Total liabilities and shareholders’ equity	$282,173	$297,159

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended December 31,
	2016	2015
	(In thousands)
Cash flows from operating activities:
Net loss	$(1,724)	$(1,680)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,639	3,582
Amortization of assets subject to financing obligation	670	801
Amortization of held-to-maturity investments	3	199
Bad debt expense	249	482
Stock-based compensation	548	912
Deferred income taxes	—	342
Equity in earnings of unconsolidated affiliates	(128)	(135)
Training equipment credits earned, net	(246)	(100)
(Gain) loss on disposal of property and equipment	(16)	25
Changes in assets and liabilities:
Restricted cash	(11,147)	(123)
Receivables	2,574	463
Prepaid expenses and other current assets	(362)	(1,492)
Other assets	—	(79)
Accounts payable and accrued expenses	(12,644)	(5,122)
Deferred revenue	(2,283)	1,610
Income tax payable/receivable	4,198	(2,714)
Accrued tool sets and other current liabilities	78	(104)
Deferred rent liability	(509)	(449)
Other liabilities	(304)	29
Net cash used in operating activities	(17,404)	(3,553)
Cash flows from investing activities:
Purchase of property and equipment	(1,441)	(2,626)
Proceeds received upon maturity of investments	720	9,555
Change in note receivable	—	(250)
Capitalized costs for intangible assets	—	(250)
Return of capital contribution from unconsolidated affiliate	118	119
Restricted cash: proprietary loan program	2,037	1,151
Net cash provided by investing activities	1,434	7,699
Cash flows from financing activities:
Payment of common stock cash dividends	—	(970)
Payment of financing obligation	(214)	(169)
Payment of payroll taxes on stock-based compensation through shares withheld	(2)	(2)
Net cash used in financing activities	(216)	(1,141)
Net increase (decrease) in cash and cash equivalents	(16,186)	3,005
Cash and cash equivalents, beginning of period	119,045	29,438
Cash and cash equivalents, end of period	$102,859	$32,443

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Net Loss to EBITDA

	Three Months Ended December 31,
	2016	2015
	(In thousands)
Net loss	$(1,724)	$(1,680)
Interest expense, net	749	817
Income tax expense (benefit)	2,610	(941)
Depreciation and amortization	4,639	4,685
EBITDA	$6,274	$2,881

Reconciliation of Income (Loss) from Operations Impact of Severance Costs and Long Beach, California Campus

	Three Months Ended December 31,
	2016	2015
	(In thousands)
Income (loss) from operations, as reported	$1,387	$(2,193)
Severance costs	1,284	—
Long Beach, California campus (income) loss from operations	(817)	1,408
Income (loss) from operations, adjusted for severance costs and Long Beach, California campus	$1,854	$(785)

Reconciliation of Loss Per Share Impact of Deferred Tax Valuation Allowance

	Three Months Ended December 31,
	2016	2015
	(In thousands)
Loss available for distribution	$(3,047)	$(1,680)
Income tax expense related to increase in deferred tax asset valuation allowance	2,139	—
Loss available for distribution, adjusted for deferred tax asset valuation allowance	$(908)	$(1,680)

Diluted loss per share, as reported	$(0.12)	$(0.07)
Diluted loss per share, adjusted for deferred tax asset valuation allowance	$(0.04)	$(0.07)

Diluted weighted average shares outstanding	24,625	24,234

Reconciliation of Loss Per Share Impact of Severance Costs

	Three Months Ended December 31,
	2016	2015
	(In thousands)
Loss available for distribution	$(3,047)	$(1,680)
Severance costs	$1,284	$—
Less: tax effects of severance costs	(494)	—
Loss available for distribution, adjusted for severance costs	$(2,257)	$(1,680)

Diluted loss per share, as reported	$(0.12)	$(0.07)
Diluted loss per share, adjusted for severance costs	$(0.09)	$(0.07)

Diluted weighted average shares outstanding	24,625	24,234

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL INFORMATION
(UNAUDITED)

Selected Supplemental Financial Information

	Three Months Ended December 31,
	2016	2015
	(In thousands)
Salaries expense	$35,796	$39,182
Employee benefits and tax	7,504	8,438
Bonus expense	1,787	1,295
Stock-based compensation	548	912
Total compensation and related costs	$45,635	$49,827

Occupancy expense	$9,548	$9,729
Depreciation and amortization expense	$4,639	$4,685
Bad debt expense	$249	$482

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